WARNER BROS. DISCOVERY
Q1 2024 Earnings Press Release | May 9, 2024

Warner Bros. Discovery, Inc. Reports First Quarter 2024 Earnings Results

We are pleased with our progress in the first quarter as evidenced by strong results in important KPIs. We delivered meaningful growth in our streaming business with a nice acceleration in ad sales, generating nearly $90 million in positive EBITDA for the quarter. We will soon be rolling out Max to 29 countries across Europe, and the content lineup for Max over the coming year is one of our strongest ever. Warner Bros. Pictures also had a strong start to the year as the first studio to reach $1 billion in both overseas and global box office, and they have a great slate in the works. Importantly, we once again delivered strong free cash flow, even in our seasonally weakest FCF quarter. We continue to make bold moves to transform our company for the future as we position ourselves to take full advantage of the opportunities ahead.

– David Zaslav, President & CEO

Q1 Financial Summary & Operational Highlights

- Q1 total revenues were $9,958 million. Revenues decreased 7% ex-FX[(1)(*)] compared to the prior year quarter.
- Net loss available to Warner Bros. Discovery, Inc. was $(966) million, and includes $1,879 million of pre-tax acquisition-related amortization of intangibles, content fair value step-up, and restructuring expenses.
- Q1 total Adjusted EBITDA[(2)(*)] was $2,102 million, a 20% ex-FX decrease compared to the prior year quarter, primarily driven by the success of *Hogwarts Legacy* in the prior year quarter while *Suicide Squad: Kill the Justice League* generated significantly lower revenues in the current year quarter.
- Cash provided by operating activities increased to $585 million. Free cash flow[(3)(*)] increased to $390 million, a $1.3 billion improvement versus the prior year quarter.
- Repaid $1.1 billion of debt during Q1. Ended the quarter with $3.4 billion of cash on hand, $43.2 billion of gross debt[(4)(*)], and 4.1x net leverage[(5)(*)].
    - Launched a tender offer today to repurchase outstanding debt[(6)].
- Global DTC subscribers[(7)] were 99.6 million at the end of Q1, an increase of 2.0 million subscribers vs. Q4. Global DTC ARPU[(8)] was $7.83, a 4% ex-FX increase vs. the prior year quarter.
- Successfully launched Max and migrated subscribers to the new platform across Latin America.
- ID's breakout series, *Quiet on Set: The Dark Side of Kids TV* is the 3rd best series launch-to-date across both Max and HBO Max, behind only *The Last of Us* and *House of the Dragon*.
- *Dune: Part Two* and *Godzilla x Kong: The New Empire* have grossed over $1.2 billion in global box office. *Dune: Part Two* is the highest grossing movie of 2024 to date with over $700 million in global box office[(9)].

Three Months Ended March 31, *$ in millions*	2024	2023	% Change Reported	% Change Ex-FX(*)
Total revenues	$ 9,958	$ 10,700	(7)%	(7)%
Net loss available to Warner Bros. Discovery, Inc.	(966)	(1,069)	10 %	NM
Adjusted EBITDA(*)	2,102	2,611	(19)%	(20)%
Cash provided by operating activities	585	(631)	NM	
Free cash flow(*)	390	(930)	NM	

NM - Not meaningful
Numbers presented in the following materials are on a rounded basis using actual amounts. Minor differences in totals and percentages may exist due to rounding
(*) A non-GAAP financial measure; see the section starting on page 13 titled Definitions & Sources for additional details.

1

WARNER BROS. DISCOVERY
Q1 2024 Earnings Press Release | May 9, 2024

Studios Segment

Three Months Ended March 31,	2024	2023	% Change	
$ in millions			Reported	Ex-FX(*)
Distribution	$ 5	$ 3	67 %	67 %
Advertising	4	3	33 %	33 %
Content	2,623	3,027	(13)%	(14)%
Other	189	179	6 %	4 %
Total revenues	2,821	3,212	(12)%	(13)%
Costs of revenues (excluding depreciation & amortization)	2,019	1,959	3 %	3 %
Selling, general and administrative	618	646	(4)%	(5)%
Adjusted EBITDA	$ 184	$ 607	(70)%	(70)%

(*) A non-GAAP financial measure; see the section starting on page 13 titled Definitions & Sources for additional details.

Q1 2024 Highlights

- Studios revenues decreased 13% ex-FX to $2,821 million compared to the prior year quarter.
  - Content revenue decreased 14% ex-FX.
    - Games revenue declined significantly due to the success of *Hogwarts Legacy* in the prior year quarter, while this year's Q1 release of *Suicide Squad: Kill the Justice League* generated significantly lower revenues.
    - TV revenue declined meaningfully as production delays resulting from the WGA and SAG-AFTRA strikes led to fewer episodes delivered during Q1 of this year, as well as the timing of content availabilities and licensing deals.
    - Theatrical revenue increased significantly due to *Dune: Part Two*, and higher carryover from 4Q23 titles vs. 4Q22 titles.
    - Home Entertainment revenue grew materially due to *Wonka* and *Aquaman and the Lost Kingdom.*
- Studios operating expenses increased 1% ex-FX to $2,637 million compared to the prior year quarter.
  - Costs of revenues increased 3% ex-FX, primarily driven by higher theatrical content expense and an impairment of *Suicide Squad: Kill the Justice League*, partially offset by lower TV content expense due to fewer episodes delivered.
  - SG&A decreased 5% ex-FX due to lower games marketing expense and lower bad debt expense, partially offset by higher theatrical marketing expense.
- Studios Adjusted EBITDA decreased 70% ex-FX to $184 million compared to the prior year quarter.



Dune: Part Two
Legendary & Warner Bros.



Godzilla x Kong: The New Empire
Legendary & Warner Bros.

Dune: Part Two: © 2024 Legendary and WBEI
Godzilla x Kong: The New Empire: © 2024 WBEI and Legendary GODZILLA TM & © Toho Co., Ltd.

2

WARNER BROS. DISCOVERY
Q1 2024 Earnings Press Release | May 9, 2024

Networks Segment

Three Months Ended March 31, $ in millions	2024	2023	% Change Reported	% Change Ex-FX(*)
Distribution	$ 2,797	$ 2,995	(7)%	(6)%
Advertising	1,987	2,237	(11)%	(11)%
Content	264	245	8 %	8 %
Other	77	104	(26)%	(29)%
Total revenues	5,125	5,581	(8)%	(8)%
Costs of revenues (excluding depreciation & amortization)	2,372	2,594	(9)%	(8)%
Selling, general and administrative	634	694	(9)%	(8)%
Adjusted EBITDA	$ 2,119	$ 2,293	(8)%	(8)%

(*) A non-GAAP financial measure; see the section starting on page 13 titled Definitions & Sources for additional details.

Q1 2024 Highlights

- Networks revenues decreased 8% ex-FX to $5,125 million compared to the prior year quarter. The AT&T SportsNet exit negatively impacted the growth rate by approximately 200 bps(10)(*).
  - Distribution revenue decreased 6% ex-FX, or 3% ex-FX excluding the impact from the AT&T SportsNet exit. The decline in distribution revenue, excluding the AT&T SportsNet exit, was primarily driven by declines in U.S. pay-TV subscribers, partially offset by increases in U.S. contractual affiliate rates and inflationary impacts in Argentina.
  - Advertising revenue decreased 11% ex-FX, primarily driven by audience declines in domestic general entertainment and news networks, as well as the soft linear advertising market in the U.S. and Latin America. The decline was, in part, offset by growth in EMEA. The AT&T SportsNet exit was a modest headwind to advertising revenue.
  - Content revenue increased 8% ex-FX, primarily driven by higher inter-segment content licensing to DTC.
- Networks operating expenses decreased 8% ex-FX to $3,006 million compared to the prior year quarter. The AT&T SportsNet exit favorably impacted the growth rate by approximately 300 bps(11)(*).
  - Costs of revenues decreased 8% ex-FX, primarily driven by the AT&T SportsNet exit, the allocation of U.S. sports costs to DTC, as well as lower general entertainment content expense. These benefits were partially offset by the timing of domestic sports rights expense, unfavorable inflationary impacts in Argentina, and higher election expenses. The AT&T SportsNet exit favorably impacted the growth rate by approximately 300 bps.
  - SG&A decreased 8% ex-FX, primarily driven by lower overhead expenses.
- Networks Adjusted EBITDA decreased 8% ex-FX to $2,119 million compared to the prior year quarter.



Tournament of Champions
Food Network



Che Tempo Che Fa
Nove



Quiet on Set: The Dark Side of Kids TV
ID

3

WARNER BROS. DISCOVERY
Q1 2024 Earnings Press Release | May 9, 2024

Direct-to-Consumer Segment

HBO max discovery+

Three Months Ended March 31,

$ in millions	2024	2023	% Change Reported	% Change Ex-FX[*]
Distribution	$ 2,185	$ 2,165	1 %	1 %
Advertising	175	103	70 %	70 %
Content	99	185	(46)%	(46)%
Other	1	2	(50)%	(50)%
Total revenues	2,460	2,455	— %	— %
Costs of revenues (excluding depreciation & amortization)	1,895	1,815	4 %	5 %
Selling, general and administrative	479	590	(19)%	(19)%
Adjusted EBITDA	$ 86	$ 50	72 %	59 %

(*) A non-GAAP financial measure; see the section starting on page 13 titled Definitions & Sources for additional details.

Q1 2024 Highlights

- Total DTC subscribers[7] were 99.6 million, an increase of 2.0 million global subscribers vs. Q4. Global DTC ARPU[8] was $7.83, a 4% ex-FX increase from the prior year quarter.
- DTC revenues increased modestly to $2,460 million compared to the prior year quarter.
  - Distribution revenue increased 1% ex-FX, primarily driven by the prior year price increases in the U.S. and Latin America, and International subscriber growth, partially offset by lower subscribers in the U.S. largely resulting from continued linear wholesale subscriber declines.
  - Advertising revenue increased 70% ex-FX, primarily driven by higher engagement on Max in the U.S., which in part was due to the launch of B/R Sports on Max in October 2023, and ad-lite subscriber growth.
  - Content revenue decreased 46%, primarily driven by lower volume of third-party international licensing deals.
- DTC operating expenses decreased 1% ex-FX to $2,374 million compared to the prior year quarter.
  - Costs of revenues increased 5% ex-FX, primarily driven by the allocation of U.S. sports costs, partially offset by lower non-sports content expense and lower content licensing costs.
  - SG&A decreased 19% ex-FX, primarily driven by lower personnel and overhead expenses.
- DTC Adjusted EBITDA was $86 million, a $36 million year-over-year improvement.

DTC Subscribers

	In millions, except ARPU	Q1 2024	Q4 2023	Q1 2023
Domestic	**Total subscribers[7]**	52.7	52.0	55.3
Domestic	**ARPU[8]**	$ 11.72	$ 11.65	$ 10.82
International	**Total subscribers[7]**	46.9	45.6	43.2
International	**ARPU[8]**	$ 3.75	$ 3.88	$ 3.68
	Total DTC subscribers[7]	99.6	97.7	98.5
	Global ARPU[8]	$ 7.83	$ 7.94	$ 7.54

Note: Domestic includes the U.S. and Canada. Subscriber counts in the above table are rounded and minor differences in totals may exist. Refer to page 14 for more information.



True Detective: Night Country
HBO



Curb Your Enthusiasm
HBO

4

• Corporate Adjusted EBITDA loss improved $9 million, primarily driven by lower personnel and technology-related expenses, partially offset by higher securitization expense. 2024 2023 % Change $ in millions Reported Ex-FX(*) Adjusted EBITDA $ (346) $ (355) 3% 2 % Three Months Ended March 31, Corporate 5 Inter-segment Eliminations 2024 2023 $ in millions Inter-segment revenue eliminations $ (449) $ (548) Inter-segment expense eliminations (508) (564) Adjusted EBITDA $ 59 $ 16 Three Months Ended March 31, Q1 2024 Earnings Press Release | May 9, 2024 (*) A non-GAAP financial measure; see the section starting on page 13 titled Definitions & Sources for additional details.

Leverage & Liquidity 6 Free Cash Flow Q1 2024 Free Cash Flow Highlights Q1 2024 Leverage Highlights $ in millions 2024 2023 % Change Cash provided by (used in) operating activities $ 585 $ (631) NM Purchases of property and equipment (195) (299) 35 % Free cash flow(*) $ 390 $ (930) NM (*) A non-GAAP financial measure; see the section starting on page 13 titled Definitions & Sources for additional details. • Ended Q1 with $3.4 billion of cash on hand, $43.2 billion of gross debt(*), and 4.1x net leverage(*). • In Q1 2024, the Company repaid $1.1 billion of debt. • Launched a tender offer today to repurchase outstanding debt(6). • As of March 31, 2024, the average duration of the Company's outstanding debt was 15.0 years with an average cost of 4.6%. • The Company maintains an undrawn $6.0 billion revolving credit facility. Q1 2024 Earnings Press Release | May 9, 2024 • Q1 2024 cash provided by operating activities increased to $585 million from $(631) million in the prior year quarter. Free cash flow increased to $390 million from $(930) million primarily driven by a more disciplined approach to content investment and the timing of production, on-going working capital improvement initiatives, and lower cash restructuring costs, partially offset by lower operating profits. • As of March 31, 2024, the Company had $5,170 million drawn on its revolving receivables program, a $30 million decrease vs. Q4. Three Months Ended March 31,

WARNER BROS. DISCOVERY
Q1 2024 Earnings Press Release | May 9, 2024

2024 Outlook

Warner Bros. Discovery, Inc. ("Warner Bros. Discovery", the "Company", "we", "us", or "our") may provide forward-looking commentary in connection with this earnings announcement on its quarterly earnings conference call. Details on how to access the audio webcast are included below.

Q1 2024 Earnings Conference Call Information

Warner Bros. Discovery will host a conference call today, May 9, 2024 at 8:00 a.m. ET, to discuss its first quarter 2024 financial results. To access the webcast of the earnings call, please visit the Investor Relations section of the Company's website at www.wbd.com.

Cautionary Statement Concerning Forward-Looking Statements

Information set forth in this communication contains certain forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on current expectations, forecasts, and assumptions that involve risks and uncertainties and on information available to Warner Bros. Discovery as of the date hereof. The Company's actual results could differ materially from those stated or implied due to risks and uncertainties associated with its business, which include the risk factors disclosed in the Company's filings with the U.S. Securities and Exchange Commission, including but not limited to the Company's most recent Annual Report on Form 10-K and reports on Form 10-Q and Form 8-K.

Forward-looking statements include statements regarding the Company's expectations, beliefs, intentions or strategies regarding the future, and can be identified by forward-looking words such as "anticipate," "believe," "could," "continue," "estimate," "expect," "intend," "may," "should," "will" and "would" or similar words. Forward-looking statements include, without limitation, statements regarding future financial and operating results, the Company's plans, objectives, expectations and intentions, and other statements that are not historical facts. Warner Bros. Discovery expressly disclaims any obligation or undertaking to disseminate any updates or revisions to any forward-looking statement contained herein to reflect any change in the Company's expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based.

Non-GAAP Financial Measures

In addition to financial measures prepared in accordance with U.S. generally accepted accounting principles ("GAAP"), this communication may also contain certain non-GAAP financial measures, identified with an "(*)". Reconciliations between the non-GAAP financial measures and the closest GAAP financial measures are available in the financial schedules in this release and in the "Quarterly Results" section of the Warner Bros. Discovery, Inc. investor relations website at: https://ir.wbd.com.

About Warner Bros. Discovery

Warner Bros. Discovery is a leading global media and entertainment company that creates and distributes the world's most differentiated and complete portfolio of branded content across television, film, streaming and gaming. Available in more than 220 countries and territories and 50 languages, Warner Bros. Discovery inspires, informs and entertains audiences worldwide through its iconic brands and products including: Discovery Channel, Max, discovery+, CNN, DC, TNT Sports, Eurosport, HBO, HGTV, Food Network, OWN, Investigation Discovery, TLC, Magnolia Network, TNT, TBS, truTV, Travel Channel, MotorTrend, Animal Planet, Science Channel, Warner Bros. Motion Picture Group, Warner Bros. Television Group, Warner Bros. Pictures Animation, Warner Bros. Games, New Line Cinema, Cartoon Network, Adult Swim, Turner Classic Movies, Discovery en Español, Hogar de HGTV and others. For more information, please visit www.wbd.com.

Contacts

Media
Laura Watson
(747) 288-5397
laura.watson@wbd.com

Investor Relations
Andrew Slabin
(212) 548-5544
andrew.slabin@wbd.com

Peter Lee
(212) 548-5907
peter.lee@wbd.com

Gabriele Cattoni
(212) 752-8744
gabriele.cattoni@wbd.com

7

Three Months Ended March 31, Unaudited; in millions, except per share amounts 2024 2023 Distribution $ 4,985 $ 5,163 Advertising 2,148 2,298 Content 2,558 2,954 Other 267 285 Total revenues 9,958 10,700 Costs of revenues, excluding depreciation and amortization 6,058 6,685 Selling, general and administrative 2,232 2,388 Depreciation and amortization 1,888 2,058 Restructuring and other charges 35 95 Impairment and loss on dispositions 12 31 Total costs and expenses 10,225 11,257 Operating loss (267) (557) Interest expense, net (515) (571) Loss from equity investees, net (48) (37) Other income (expense), net 11 (73) Loss before income taxes (819) (1,238) Income tax (expense) benefit (136) 178 Net loss (955) (1,060) Net income attributable to noncontrolling interests (7) (8) Net income attributable to redeemable noncontrolling interests (4) (1) Net loss available to Warner Bros. Discovery, Inc. $ (966) $ (1,069) Net loss per share available to Warner Bros. Discovery, Inc. Series A common stockholders: Basic $ (0.40) $ (0.44) Diluted $ (0.40) $ (0.44) Weighted average shares outstanding: Basic 2,443 2,432 Diluted 2,443 2,432 8 Warner Bros. Discovery, Inc. Consolidated Statements of Operations Q1 2024 Earnings Press Release | May 9, 2024

9 Unaudited; in millions, except par value March 31, 2024 December 31, 2023 ASSETS Current assets: Cash and cash equivalents $ 2,976 $ 3,780 Receivables, net 6,303 6,047 Prepaid expenses and other current assets 4,623 4,391 Total current assets 13,902 14,218 Film and television content rights and games 20,439 21,229 Property and equipment, net 5,937 5,957 Goodwill 34,891 34,969 Intangible assets, net 36,648 38,285 Other noncurrent assets 8,002 8,099 Total assets $ 119,819 $ 122,757 LIABILITIES AND EQUITY Current liabilities: Accounts payable $ 1,245 $ 1,260 Accrued liabilities 10,288 10,368 Deferred revenues 1,993 1,924 Current portion of debt 3,430 1,780 Total current liabilities 16,956 15,332 Noncurrent portion of debt 39,148 41,889 Deferred income taxes 8,303 8,736 Other noncurrent liabilities 10,118 10,328 Total liabilities 74,525 76,285 Commitments and contingencies Redeemable noncontrolling interests 179 165 Warner Bros. Discovery, Inc. stockholders’ equity: Series A common stock: $0.01 par value; 10,800 and 10,800 shares authorized; 2,679 and 2,669 shares issued; and 2,449 and 2,439 shares outstanding 27 27 Preferred stock: $0.01 par value; 1,200 and 1,200 shares authorized, 0 shares issued and outstanding — — Additional paid-in capital 55,175 55,112 Treasury stock, at cost: 230 and 230 shares (8,244) (8,244) Accumulated deficit (1,894) (928) Accumulated other comprehensive loss (913) (741) Total Warner Bros. Discovery, Inc. stockholders’ equity 44,151 45,226 Noncontrolling interests 964 1,081 Total equity 45,115 46,307 Total liabilities and equity $ 119,819 $ 122,757 9 Warner Bros. Discovery, Inc. Consolidated Balance Sheets Q1 2024 Earnings Press Release | May 9, 2024

10 Three Months Ended March 31, Unaudited; in millions 2024 2023 Operating Activities Net loss $ (955) $ (1,060) Adjustments to reconcile net income to cash provided by (used in) operating activities: Content rights amortization and impairment 3,827 4,723 Depreciation and amortization 1,888 2,058 Deferred income taxes (399) (669) Share-based compensation expense 101 111 Equity in losses of equity method investee companies and cash distributions 58 62 Gain from derivative instruments, net (43) (23) Other, net 7 97 Changes in operating assets and liabilities, net of acquisitions and dispositions: Receivables, net (304) (486) Film and television content rights, games, and production payables, net (2,778) (4,051) Accounts payable, accrued liabilities, deferred revenues and other noncurrent liabilities (753) (1,652) Foreign currency, prepaid expenses and other assets, net (64) 259 Cash provided by (used in) operating activities 585 (631) Investing Activities Purchases of property and equipment (195) (299) Investments in and advances to equity investments (53) (13) Other investing activities, net 41 55 Cash used in investing activities (207) (257) Financing Activities Principal repayments of term loans — (1,500) Principal repayments of debt, including premiums and discounts to par value (1,047) (106) Borrowings from debt, net of discount and issuance costs — 1,500 Distributions to noncontrolling interests and redeemable noncontrolling interests (130) (237) Borrowings under commercial paper program and revolving credit facility 2,200 932 Repayments under commercial paper program and revolving credit facility (2,200) (933) Other financing activities, net (60) (88) Cash used in financing activities (1,237) (432) Effect of exchange rate changes on cash, cash equivalents, and restricted cash (74) 29 Net change in cash, cash equivalents, and restricted cash (933) (1,291) Cash, cash equivalents, and restricted cash, beginning of period 4,319 3,930 Cash, cash equivalents, and restricted cash, end of period $ 3,386 $ 2,639 10 Warner Bros. Discovery, Inc. Consolidated Statements of Cash Flows Q1 2024 Earnings Press Release | May 9, 2024

WARNER BROS. DISCOVERY
Q1 2024 Earnings Press Release | May 9, 2024

Networks Segment: Reconciliation of AT&T SportsNet Business Exit

Networks Segment Revenues

Three Months Ended March 31,	2024	2023	% Change	
$ in millions	Actual	Actual	Actual	Ex-FX(*)
Total revenues	$ 5,125	$ 5,581	(8)%	(8)%
AT&T SportsNet revenues	—	93	NM	NM
Total revenues excluding AT&T SportsNet(*)	$ 5,125	$ 5,488	(7)%	(6)%

Three Months Ended March 31,	2024	2023	% Change	
$ in millions	Actual	Actual	Actual	Ex-FX(*)
Distribution revenues	$ 2,797	$ 2,995	(7)%	(6)%
AT&T SportsNet distribution revenues	—	77	NM	NM
Distribution revenues excluding AT&T SportsNet(*)	$ 2,797	$ 2,918	(4)%	(3)%

Networks Segment Operating Expenses

Three Months Ended March 31,	2024	2023	% Change	
$ in millions	Actual	Actual	Actual	Ex-FX(*)
Total operating expenses	$ 3,006	$ 3,288	(9)%	(8)%
AT&T SportsNet operating expenses	1	86	NM	NM
Total operating expenses excluding AT&T SportsNet(*)	$ 3,005	$ 3,202	(6)%	(5)%

Three Months Ended March 31,	2024	2023	% Change	
$ in millions	Actual	Actual	Actual	Ex-FX(*)
Cost of revenues	$ 2,372	$ 2,594	(9)%	(8)%
AT&T SportsNet cost of revenues	—	82	NM	NM
Cost of revenues excluding AT&T SportsNet(*)	$ 2,372	$ 2,512	(6)%	(5)%

NM - Not meaningful
(*) A non-GAAP financial measure; see the section starting on page 13 titled Definitions & Sources for additional details

11

12 Three Months Ended March 31, Unaudited; in millions 2024 2023 Net loss available to Warner Bros. Discovery, Inc. $ (966) $ (1,069) Net income attributable to redeemable noncontrolling interests 4 1 Net income attributable to noncontrolling interests 7 8 Income tax expense (benefit) 136 (178) Loss before income taxes (819) (1,238) Other (income) expense, net (11) 73 Loss from equity investees, net 48 37 Interest expense, net 515 571 Operating loss (267) (557) Depreciation and amortization 1,888 2,058 Impairment and amortization of fair value step-up for content 235 831 Restructuring and other charges 35 95 Employee share-based compensation 99 106 Transaction and integration costs 81 47 Impairments and loss on dispositions 12 31 Amortization of capitalized interest for content 17 — Facility consolidation costs 2 — Adjusted EBITDA(*) $ 2,102 $ 2,611 Reconciliation of Net (Loss) Income to Adjusted Earnings Before Interest, Taxes, Depreciation, and Amortization (*) A non-GAAP financial measure; see the section starting on page 13 titled Definitions & Sources for additional details Q1 2024 Earnings Press Release | May 9, 2024

(1) Foreign Exchange Impacting Comparability: The impact of exchange rates on our business is an important factor in understanding period-to-period comparisons of our results. For example, our international revenues are favorably impacted as the U.S. dollar weakens relative to other foreign currencies, and unfavorably impacted as the U.S. dollar strengthens relative to other foreign currencies. We believe the presentation of results on a constant currency basis (“ex-FX”), in addition to results reported in accordance with U.S. GAAP provides useful information about our operating performance because the presentation ex-FX excludes the effects of foreign currency volatility and highlights our core operating results. The presentation of results on a constant currency basis should be considered in addition to, but not a substitute for, measures of financial performance reported in accordance with U.S. GAAP. The ex-FX change represents the percentage change on a period-over-period basis adjusted for foreign currency impacts. The ex-FX change is calculated as the difference between the current year amounts translated at a baseline rate, which is a spot rate for each of our currencies determined early in the fiscal year as part of our forecasting process (the “2024 Baseline Rate”), and the prior year amounts translated at the same 2024 Baseline Rate. In addition, consistent with the assumption of a constant currency environment, our ex-FX results exclude the impact of our foreign currency hedging activities, as well as realized and unrealized foreign currency transaction gains and losses. Results on a constant currency basis, as we present them, may not be comparable to similarly titled measures used by other companies. (2) Adjusted EBITDA: The Company evaluates the operating performance of its operating segments based on financial measures such as revenues and Adjusted EBITDA. Adjusted EBITDA is defined as operating income excluding: (i) employee share-based compensation, (ii) depreciation and amortization, (iii) restructuring and facility consolidation, (iv) certain impairment charges, (v) gains and losses on business and asset dispositions, (vi) third-party transaction and integration costs, (vii) amortization of purchase accounting fair value step-up for content, (viii) amortization of capitalized interest for content, and (ix) other items impacting comparability. The Company uses this measure to assess the operating results and performance of its segments, perform analytical comparisons, identify strategies to improve performance, and allocate resources to each segment. The Company believes Adjusted EBITDA is relevant to investors because it allows them to analyze the operating performance of each segment using the same metric management uses. The Company excludes employee share-based compensation, restructuring, certain impairment charges, gains and losses on business and asset dispositions, and transaction and integration costs from the calculation of Adjusted EBITDA due to their impact on comparability between periods. Integration costs include transformative system implementations and integrations, such as Enterprise Resource Planning systems, and may take several years to complete. The Company also excludes the depreciation of fixed assets and amortization of intangible assets, amortization of purchase accounting fair value step-up for content, and amortization of capitalized interest for content, as these amounts do not represent cash payments in the current reporting period. Certain corporate expenses and inter-segment eliminations related to production studios are excluded from segment results to enable executive management to evaluate segment performance based upon the decisions of segment executives. Adjusted EBITDA should be considered in addition to, but not a substitute for, operating income, net income, and other measures of financial performance reported in accordance with U.S. GAAP. We prospectively updated certain corporate allocations at the beginning of 2024. The impact to prior periods was immaterial. (3) Free cash flow: The Company defines free cash flow as cash flow from operations less acquisitions of property and equipment. The Company believes free cash flow is an important indicator for management and investors of the Company’s liquidity, including its ability to reduce debt, make strategic investments, and return capital to stockholders. (4) Gross debt: The Company defines gross debt of $43.2 billion as total debt of $42.8 billion, plus finance leases of $325 million. The Company believes this measure is relevant to investors as it is a financial measure frequently used in evaluating a company's financial condition. (5) Net leverage: The Company defines net leverage as the calculation where net debt (gross debt of $43.2 billion, less cash, cash equivalents, and restricted cash of $3.4 billion) is divided by the sum of the most recent four quarters Adjusted EBITDA of $9,691 million. The Company believes this measure is relevant to investors as it is a financial measure frequently used in evaluating a company's financial condition. Please refer to the Trending Schedules and Non-GAAP Reconciliations posted in the "Quarterly Results" section of the Company's investor relations website (https://ir.wbd.com) for the full reconciliation of net leverage. (6) Debt tender: This communication is neither an offer to purchase nor a solicitation of an offer to sell any securities. The tender offer is being made only by, and pursuant to the terms of, the Offer to Purchase, dated May 9, 2024. 13 Definitions and Sources for Warner Bros. Discovery, Inc. Q1 2024 Earnings Press Release | May 9, 2024

14 Definitions and Sources for Warner Bros. Discovery, Inc. Continued Q1 2024 Earnings Press Release | May 9, 2024 (7) Direct-to-Consumer ("DTC") Subscriber: The Company defines a “Core DTC Subscription” as: (i) a retail subscription to discovery+, HBO, HBO Max, Max, or a Premium Sports Product (defined below) for which we have recognized subscription revenue, whether directly or through a third party, from a direct-to- consumer platform; (ii) a wholesale subscription to discovery+, HBO, HBO Max, Max, or a Premium Sports Product for which we have recognized subscription revenue from a fixed-fee arrangement with a third party and where the individual user has activated their subscription; (iii) a wholesale subscription to discovery+, HBO, HBO Max, Max, or a Premium Sports Product for which we have recognized subscription revenue on a per subscriber basis; (iv) a retail or wholesale subscription to an independently-branded, regional product sold on a stand-alone basis that includes discovery+, HBO, HBO Max, Max, and/or a Premium Sports Product, for which we have recognized subscription revenue (as per (i) –(iii) above); and (v) users on free trials who convert to a subscription for which we have recognized subscription revenue within the first seven days of the calendar month immediately following the month in which their free trial expires. The Company defines a “Premium Sports Product” as a strategically prioritized, sports-focused product sold on a stand- alone basis and made available directly to consumers. The current “independently-branded, regional products” referred to in (iv) above consist of TVN/Player and BluTV. We may refer to the aggregate number of Core DTC Subscriptions as “subscribers”. The reported number of “subscribers” included herein and the definition of “DTC Subscription” as used herein excludes: (i) individuals who subscribe to DTC products, other than discovery+, HBO, HBO Max, Max, a Premium Sports Product, and independently-branded, regional products (currently consisting of TVN/ Player and BluTV), that may be offered by us or by certain joint venture partners or affiliated parties from time to time; (ii) a limited number of international discovery+ subscribers that are part of non-strategic partnerships or short-term arrangements as may be identified by the Company from time to time; (iii) domestic and international Cinemax subscribers, and international basic HBO subscribers; and (iv) users on free trials except for those users on free trial that convert to a DTC Subscription within the first seven days of the next month as noted above. Domestic subscriber - We define a Domestic subscriber as a subscription based either in the United States of America or Canada. International subscriber - We define an International subscriber as a subscription based outside of the United States of America or Canada. (8) ARPU: The Company defines DTC Average Revenue Per User ("ARPU") as total subscription revenue plus net advertising revenue for the period divided by the daily average number of paying subscribers for the period. Where daily values are not available, the sum of beginning of period and end of period divided by two is used. Excluded from the ARPU calculation are: (i) Revenue and subscribers for DTC products, other than discovery+, HBO, HBO Max, Max, a Premium Sports Product, and independently-branded, regional products (currently consisting of TVN/Player and BluTV), that may be offered by us or by certain joint venture partners or affiliated parties from time to time; (ii) A limited amount of international discovery+ revenue and subscribers that are part of non-strategic partnerships or short-term arrangements as may be identified by the Company from time to time; (iii) Cinemax, Max/HBO hotel and bulk institution (i.e., subscribers billed on a bulk basis), and international basic HBO revenue and subscribers; and (iv) Users on free trials who convert to a subscription for which we have recognized subscription revenue within the first seven days of the calendar month immediately following the month in which their free trial expires. (9) Source: ComScore, Box Office Mojo. Data as of April 29, 2024. (10) Revenue Excluding Exit From AT&T SportsNet Business: The Company defines revenues excluding the exit from the AT&T SportsNet business as total revenues less revenues from the AT&T SportsNet business. The Company may exclude revenues from the AT&T SportsNet business at the consolidated level, segment level, or both. The Company believes this measure is relevant to investors because it allows them to analyze our operating performance on businesses that the Company continues to operate on an ongoing basis. (11) Operating Expenses Excluding Exit From AT&T SportsNet Business: The Company defines operating expenses excluding the exit from the AT&T SportsNet business as total operating expenses less operating expenses from the AT&T SportsNet business. The Company may exclude revenues from the AT&T SportsNet business at the consolidated level, segment level, or both. The Company believes this measure is relevant to investors because it allows them to analyze our operating performance on businesses that the Company continues to operate on an ongoing basis. Source: Warner Bros. Discovery, Inc.